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                                                                   EXHIBIT 10.12

                                   INTERCEPT
                       GENERAL MARKETING AGENT AGREEMENT


INTERCEPT SYSTEMS, INC., a Georgia Corporation ("Servicer") and the undersigned ("Agent"), in consideration of their obligations in this Agreement and intending to be legally bound, agree as follows:

1.   Definitions:  For purposes of this Agreement:
a. "End-User" shall mean, an end-user bank or savings bank that meets the qualifications and criteria applicable to such offering establishment by servicer for solicitation by Agent from time to time.
b. "Master Electronic Funds Transfer Services Agreement" shall mean the contract in the form, and containing the terms and conditions (including price and payment terms), established by Servicer from time to time for the electronic funds transfer ("EFT") services provided to an End-User.
c. A Master Electronic Funds Transfer Services Agreement shall be "obtained from an End-User" if, and only if, (1) the End-User is located within the Territory; and (2) the Master Electronic Funds Transfer Services Agreement has been executed by an authorized representative of the End-User.
d. "Territory" shall mean the states or locations identified on Exhibit "A" hereto.
e. "Term" shall mean that period commencing on the date hereof and lasting for a period of twelve complete months and any subsequent twelve month renewal period.

2. Appointment: Subject to the terms of this Agreement, Servicer engages Agent to solicit End-Users to enter into Master Electronic Funds Transfer Services Agreements with Servicer for Its EFT services. Agent may solicit End-Users only with respect to their proposed installation and use of the EFT services in the Territory. Servicer reserves the right, to change the terms and conditions of its Master Electronic Funds Transfer Services Agreement at any time, and Servicer agrees to provide 30 days notice to Agent of any substantive change. Agent acknowledges that this Agreement does not confer on Agent exclusive rights in any other territory. Agent represents and warrants to Servicer that it has the authority to enter into this Agreement and to perform its terms fully.

3. Nature of Relationship: Agent shall be an independent contractor. Nothing in this Agreement shall be construed to create any other relationship. Agent is hereby advised that, as an independent contractor, it has certain responsibilities under the federal and state tax laws.

4.   Responsibilities of Agent:  The duties of Agent shall be to:
a. Use its best efforts to solicit End-Users to enter into Master Electronic Transfer Services Agreement;
b. Conduct its business so as to maintain and increase the goodwill and reputation of Servicer;
c. Pay all expenses incurred by Agent in the performance of its duties under this Agreement, including (1) dues and fees for membership in any local, state, or national trade association or attendance at seminars or conventions; (2) local and long distance transportation expenses; and (3) expenses in connection with the solicitation of End-Users and the operation of Agent's business, including telephone, delivery, entertainment, and promotional expenses; and
d. Use only promotional material mutually agreed upon for purposes of promotion of the Servicer's business.

5. Limits of Authority: Agent shall not, without prior written approval from an authorized representative of Servicer, take any of the following actions:
a.   Incur any expense or obligation in the name of the Servicer;
b. Disseminate any printed material regarding the Licensed Products or Servicer's business; or
c.   Use Servicer's advertising and promotional guidelines.

6. Payment of Commissions: Agent shall be compensated by Servicer for its EFT services solely on the basis of commissions earned on any Master Electronic Funds Transfer Services Agreements for End-Users located within the Territory. Commissions shall be set forth in a Commission Schedule attached hereto as Exhibit "B". The payment of any commissions to Agent shall be subject to all of the terms and conditions of this Agreement.
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7.   Statements:   Servicer shall mail Agent a monthly statement showing
commissions earned. At no time shall Servicer be obligated to reimburse Agent for any expenses unless it agrees to do so in writing.

8. Sales Support: Servicer shall provide sales support to agent including promotional materials and sales representative in Territory as reasonably required by agent.

9. Voluntary Termination: Prior to completion of the initial Term or any renewal Term, either Servicer or Agent may terminate this agreement at any time without cause by giving the other party one hundred twenty days prior written notice. The payment of commissions shall continue through the term of any Master Electronic Funds Transfer Service Agreement entered into pursuant to this Agreement between Servicer and an End-User in the event of any termination other than involuntary termination by either party.

10. Involuntary Termination: Either party may terminate this Agreement immediately, without notice to either party for just cause. A termination shall be deemed "for just cause" if the other party:

a.   Breaches any provision of this Agreement;
b.   Violates any law or regulation; or
c.   Commits any willful or dishonest act that could injure the other party.

11. Confidentiality: Agent acknowledges that Servicer has a proprietary interest in the association of its agents and personnel and the business of the customers with whom such agents and personnel interact. Accordingly, Agent shall provide Servicer with the full benefit of all work and contacts relevant to the business of Servicer throughout the term of this Agreement. Agent shall maintain in strict confidence, and shall not use or disclose except to its regulatory authorities, as required by law or legal process, and as required to perform its duties for Servicer, all Trade Secrets of Servicer. This obligation shall apply during and after the term of this Agreement for so long as the pertinent information or data remain Trade Secrets, and shall apply regardless of whether the Trade Secrets are in written or tangible form. For purposes of this Agreement, a Trade Secret is defined to consist of legally protected rights in confidential information. Without limiting the generality of the foregoing, Trade Secrets of Servicer include nonpublic information regarding the Servicer, account invoices, training and educational manuals, administrative manuals, and prospective customer leads developed by Servicer regardless of whether computer or electronically accessible "on-line". However, Trade Secrets do not include information Agent possesses or acquires independently of Agent's activities or duties as an agent of Servicer. The foregoing obligation shall continue to apply for two years after termination of this Agreement.

12. Return of Materials: Upon the request of Servicer and, in any event, upon the termination of Agent's engagement, Agent shall deliver to Servicer all memoranda, notes, records, drawings, manuals, disks, or other documents and media pertaining to Servicer's business or Agent's activities or duties as a Servicer agent, including all copies, extracts, summaries, and analyses thereof. This obligation shall not apply to publicity distributed documentation, or internal business or personal records of Agent's own creation that do not contain Servicer Trade Secrets.

13. Remedies: In the event of any breach by either party identified in Section 10 of this Agreement, the resulting injuries to the other party would be difficult or impossible to estimate accurately, but it is certain that injury or damages will result to the business of the other party. Both parties agree that, in the event of any such breach, the non-breaching party shall be entitled, in addition to any available legal or equitable remedies or damages, to an injunction to restrain the violation or anticipated violation thereof. Should the non-breaching party have any basis to seek such legal or equitable action, the breaching party shall pay any and all attorney fees and court costs that the other party may incur. The non-breaching party's rights under this section shall be in addition to every other remedy (equitable, statutory, legal or contractual) to which the non-breaching party may be entitled.

14. Miscellaneous: No assignment by Agent or Servicer of this Agreement or any commissions due hereunder shall be valid unless approved in advance by an authorized officer of Servicer or Agent, as the case may be. No modification or waiver of any provision of this Agreement shall be binding on Servicer unless made in writing and signed by an authorized officer of Servicer. This Agreement is governed by the laws of the State of Georgia as it

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applies to a contract executed, delivered, and performed in such state.  This
Agreement supersedes and replaces any agreement previously entered into between Agent and Servicer. Servicer's failure to enforce any provision of this Agreement shall not constitute a waiver of any provision of this Agreement. The provisions of this Agreement shall be deemed severable. In the event that any provision of this Agreement is determined to be unenforceable or invalid, such provision shall nonetheless be enforced to the fullest extent permitted by applicable law, and such determination shall not affect the validity and enforceability of any other remaining provisions of this Agreement. This Agreement, together with all schedules attached hereto and all writings incorporated herein by reference, constitutes the entire agreement between Agent and Servicer with respect to the subject matter of this Agreement.




SERVICER:  INTERCEPT                            AGENT:

By:_________________________________________    By:___________________________

Title:  President and CEO                       Title:

Date:                                           Date:


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                                   EXHIBIT A
                                   ---------

                                  [Territory]



                                   EXHIBIT B
                                   ---------


                             [Commission Schedule]

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